Exhibit 99.2

ARCHWAY SALES GROUP

REVIEWED COMBINED FINANCIAL STATEMENTS

Nine Months Ended March 31, 2014

AND

REVIEWED COMBINED STATEMENTS OF OPERATIONS,

CHANGES IN EQUITY AND CASH FLOWS

Nine Months Ended March 31, 2013

AND

AUDITED COMBINED BALANCE SHEET

As of June 30, 2013

ARCHWAY SALES GROUP

INDEPENDENT AUDITOR’S REVIEW REPORT

To the Board of Directors and Members

Archway Sales Group

We have reviewed the combined financial statements of Archway Sales Group, which comprise the combined balance sheet as of March 31, 2014 and the combined statements of operations, changes in equity, and cash flows for the nine months ended March 31, 2014 and 2013 and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

The Company’s management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditor’s Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information.  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information as a whole.  Accordingly, we do not express such an opinion.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the interim combined financial statements referred to above for them to be in accordance with accounting principles generally accepted in the United States of America.

Report on Combined Balance Sheet as of June 30, 2013

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the combined balance sheet of Archway Sales Group as of June 30, 2013, and the related combined statement of income, statement of equity, and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited combined financial statements in our report dated March 28, 2014.  In our opinion, the accompanying combined balance sheet of Archway Sales Group as of June 30, 2013, is consistent, in all material respects, with the audited combined financial statements from which it has been derived.

/s/ UHY LLP

St. Louis, Missouri
June 5, 2014

ARCHWAY SALES GROUP

COMBINED BALANCE SHEETS

	March 31,	June 30,
	2014	2013
	(Reviewed)	(Audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$11,719,094	$2,913,936
Accounts receivable	21,059,527	21,001,949
Commissions receivable	254,637	276,902
Inventories	11,583,831	10,245,876
Advances to officers and employees	45,000	44,000
Deferred income taxes	57,987	64,408
Refundable income taxes	—	92,273
Prepaid expenses and other assets	265,084	82,504
Total current assets	44,985,160	34,721,848

PROPERTY AND EQUIPMENT	1,348,735	1,462,573

OTHER ASSETS
Intangible assets	10,488,468	10,511,468
Other	51,239	215,331
	10,539,707	10,726,799
	$56,873,602	$46,911,220

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Note payable to bank	$10,000,000	$—
Accounts payable	7,850,751	9,675,756
Accrued expenses	426,609	2,944,189
Income taxes payable	785,051	—
Total current liabilities	19,062,411	12,619,945

LONG-TERM LIABILITIES
Deferred compensation	—	127,025
Deferred income taxes	1,055,067	945,910
	1,055,067	1,072,935

EQUITY
Common stock, $10 par value, voting; authorized - 5,000 shares; issued - 1,550 shares	15,500	15,500
Common stock, $10 par value, nonvoting; authorized - 5,000 shares; issued - 4,509 shares	45,090	45,090
Additional paid-in capital	9,952	9,952
Retained earnings	36,493,737	32,713,926
Members’ equity	614,392	856,419
	37,178,671	33,640,887
Treasury stock, at cost - 1,049 voting shares	(422,547)	(422,547)
	36,756,124	33,218,340
	$56,873,602	$46,911,220

See notes to combined financial statements.

ARCHWAY SALES GROUP

COMBINED STATEMENTS OF OPERATIONS

	Nine Months Ended March 31,
	2014		2013
	(Reviewed)%		(Reviewed)%

WAREHOUSE SALES	$95,202,122	71.6%	$101,977,698	69.0%
DIRECT SALES	37,725,481	28.4	45,812,112	31.0
	132,927,603	100.0	147,789,810	100.0
COST OF SALES	112,497,106	84.6	126,128,441	85.3
GROSS MARGIN	20,430,497	15.4	21,661,369	14.7
COMMISSION INCOME	844,390	0.6	1,072,541	0.7
	21,274,887	16.0	22,733,910	15.4
SELLING AND ADMINISTRATIVE EXPENSES	15,075,025	11.3	14,588,213	9.9
	6,199,862	4.7	8,145,697	5.5
OTHER INCOME (EXPENSE)
Discount income	871,297	0.6	817,175	0.6
Interest expense	(20)	—	(39,595)	—
Impairment of intangible assets	(23,000)	—	(275,000)	(0.2)
Other income (expense)	(105,314)	(0.1)	159,772	0.1
	742,963	0.5	662,352	0.5
INCOME BEFORE INCOME TAXES	6,942,825	5.2	8,808,049	6.0
INCOME TAX EXPENSE	2,585,041	1.9	3,034,005	2.1
NET INCOME	$4,357,784	3.3%	$5,774,044	3.9%

See notes to combined financial statements.

ARCHWAY SALES GROUP

COMBINED STATEMENTS OF CHANGES IN EQUITY

Nine Months Ended March 31, 2014 and 2013 (Reviewed)

						JACAAB,
				Additional		LLC		Combined
	Common Stock			Paid-In	Retained	Members’	Treasury	Stockholders’
	Voting	Nonvoting	Total	Capital	Earnings	Equity	Stock	Equity

BALANCE AT JULY 1, 2012	$15,500	$45,090	$60,590	$9,952	$26,913,203	$711,891	$(422,547)	$27,273,089
LLC DISTRIBUTIONS	—	—	—	—	—	(700,000)	—	(700,000)
NET INCOME	—	—	—	—	5,076,878	697,166	—	5,774,044
BALANCE AT MARCH 31, 2013	$15,500	$45,090	$60,590	$9,952	$31,990,081	$709,057	$(422,547)	$32,347,133

BALANCE AT JULY 1, 2013	$15,500	$45,090	$60,590	$9,952	$32,713,926	$856,419	$(422,547)	$33,218,340
LLC DISTRIBUTIONS	—	—	—	—	—	(820,000)	—	(820,000)
NET INCOME	—	—	—	—	3,779,811	577,973	—	4,357,784
BALANCE AT MARCH 31, 2014	$15,500	$45,090	$60,590	$9,952	$36,493,737	$614,392	$(422,547)	$36,756,124

See notes to combined financial statements.

ARCHWAY SALES GROUP

COMBINED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2014	2013
	(Reviewed)	(Reviewed)
OPERATING ACTIVITIES
Net income	$4,357,784	$5,774,044
Adjustments to reconcile net income to net cash provided (used) by operating activities
Depreciation	265,092	237,149
Impairment of intangible assets	23,000	275,000
Loss on sale of property and equipment	69,569	50,046
Deferred income tax expense	115,578	161,909
Changes in
Receivables	(35,313)	1,039,980
Inventories	(1,337,955)	786,242
Advances to officers and employees	(1,000)	1,000
Refundable income taxes	92,273	596,545
Prepaid expenses and other current assets	(182,580)	(111,078)
Other assets	164,092	71,259
Checks drawn in excess of bank balances	—	849,399
Accounts payable	(1,825,005)	(5,767,268)
Income taxes payable	785,051	—
Accrued expenses	(2,644,605)	(1,610,651)
Net cash provided (used) by operating activities	(154,019)	2,353,576

INVESTING ACTIVITIES
Purchase of property and equipment	(231,023)	(400,424)
Proceeds from sale of property and equipment	10,200	—
Net cash used by investing activities	(220,823)	(400,424)

FINANCING ACTIVITIES
Net advances (repayments) on note payable to bank	10,000,000	(1,050,435)
JACAAB distributions	(820,000)	(700,000)
Net cash provided (used) by financing activities	9,180,000	(1,750,435)

NET INCREASE IN CASH AND CASH EQUIVALENTS	8,805,158	202,717

CASH AND CASH EQUIVALENTS, Beginning	2,913,936	335,303

CASH AND CASH EQUIVALENTS, Ending	$11,719,094	$538,020

See notes to combined financial statements.

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

March 31, 2014 (Reviewed) and March 31, 2013 (Reviewed) and June 30, 2013 (Audited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding Archway Sales Group’s (the Company) combined financial statements.  These accounting policies conform to accounting principles generally accepted in the United States of America.

Basis of Presentation

The combined financial statements consist of the combined balance sheet as of March 31, 2014, the combined statements of operations, changes in equity, and cash flows for the nine months ended March 31, 2014 and 2013, and the combined balance sheet as of June 30, 2013.

History and Business Activity

Archway Sales Group is comprised of Archway Sales, Inc. (Archway) and JACAAB, LLC (JACAAB).  Archway Sales, Inc. was founded in 1968 and is primarily a distributor of specialty chemicals.  The Company, with headquarters in St. Louis, Missouri, operates seven regional offices and fourteen distribution points.  The Company’s regional offices are located in St. Louis, Chicago, New York, Memphis, Kansas City, Cincinnati, and Atlanta.

JACAAB, LLC was founded in 1999 and is headquartered in St. Louis, Missouri.  The Company is a manufacturer and distributor of specialty chemicals.

The Company was acquired by a subsidiary of Nexeo Solutions Holdings, LLC (Nexeo Solutions).  Nexeo Solutions completed the transaction on April 1, 2014.

Principles of Combination

The combined financial statements of Archway Sales Group include the accounts of Archway and JACAAB.

Although these entities do not, as a group, constitute a separate legal entity, the entities are related through common ownership.  All significant intercompany balances and transactions have been eliminated in combination.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents.

The Company from time to time during the year may have bank balances in excess of insured limits.  Management has deemed this normal business risk.

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

March 31, 2014 (Reviewed) and March 31, 2013 (Reviewed) and June 30, 2013 (Audited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk

The Company generates accounts receivable in the normal course of business.  The Company grants credit to customers throughout the United States of America and does not require collateral to secure the accounts receivable.  The majority of the Company’s accounts receivable is covered by credit insurance.

Receivables

Accounts receivable and commissions receivable are carried net of allowance for doubtful accounts.  The allowance for doubtful accounts is increased by provisions charged to expense and reduced by accounts charged off, net of recoveries.  The allowance is maintained at a level considered adequate to provide for potential account losses based on management’s evaluation of the anticipated impact on the balance of current economic conditions, changes in the character and size of the balance, past and expected future loss experience and other pertinent factors.

Changes in the allowance for doubtful accounts are as follows:

			As of
	As of and for the		and for the
	Nine Months		Twelve Months
	Ended		Ended
	March 31,	March 31,	June 30,
	2014	2013	2013

Balance at Beginning of Period	$125,000	$125,000	$125,000
Provision for Doubtful Accounts	(88,764)	42,898	29,268
Bad Debt (Expense) Recovery	4,900	(21,951)	(29,268)
Balance at End of Period	$41,136	$145,947	$125,000

Inventories

Inventories are stated at the lower of cost or market.  Cost is determined by the last-in, first-out (LIFO) method for 96% of inventories at March 31, 2014 and June 30, 2013, respectively.  The cost of the remaining inventories is on the first-in, first out (FIFO) method.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation.  Depreciation is provided using straight-line and accelerated methods over the following estimated useful lives:

Years

Leasehold Improvements	Lease term
Furniture and Fixtures	7
Equipment and Automobiles	3 - 7
Computer, Hardware, Software and Telecommunications	3 - 7

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

March 31, 2014 (Reviewed) and March 31, 2013 (Reviewed) and June 30, 2013 (Audited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

Intangible assets consist of goodwill and acquired supplier representative agreements.  Management has determined, based on historical agreement renewals, that the supplier representation agreements do not have determinable lives and therefore will not be amortized.  At least annually, management reviews supplier representation agreements for impairment. Fair value of intangible assets is determined utilizing Level 3 fair value measurements.

Goodwill, which is the excess of cost over the fair value of net assets (including identifiable intangibles) acquired in a business acquisition, is not amortized but rather tested at least annually for impairment or whenever events or changes in circumstances indicate that the carrying amount of the asset might not be fully recoverable.  Annually, the Company assesses qualitative factors to determine if it is more likely than not that goodwill is impaired.  If, based on qualitative factors, goodwill is more likely than not impaired, then the Company quantitatively determines the fair value of the reporting unit.  If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the fair value of goodwill is less than its carrying value.  Fair values for reporting units are determined based on discounted cash flows, market multiples or appraised values.

Asset Impairment Assessments

The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable.  Impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than carrying value.  If impairment is recognized, the carrying value of the impaired asset is reduced to its fair value.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  The Company determines the fair values of its financial instruments based on the fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Financial instruments are considered Level 1 when valuation can be based on quoted prices in active markets for identical assets or liabilities.  Level 2 financial instruments are valued using quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data of substantially the full term of the assets or liabilities.  Financial instruments are considered Level 3 when their values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable and when determination of the fair value requires significant management judgment or estimation.

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

March 31, 2014 (Reviewed) and March 31, 2013 (Reviewed) and June 30, 2013 (Audited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Archway accounts for income taxes using the asset and liability approach.  The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of the assets and liabilities.  Deferred income taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate.  Valuation allowances are established, if necessary, to reclassify the deferred tax asset to an account more likely than not to be realized.  Any interest and penalties related to income taxes are included in income tax expense.

JACAAB is a limited liability company and treated as a partnership under the Internal Revenue Code.  As a result, income of JACAAB is taxed to its members and no provision for income taxes has been recorded in the accompanying combined financial statements.

The Company’s income tax returns are subject to examination for the statutory period.

Revenue Recognition

Revenue is recorded at the time of passage of title, generally when products are shipped.  Commissions are earned generally at the date which the product is shipped.

Shipping and Handling Costs

The Company’s shipping costs are included in cost of sales.  Handling costs are included in selling, general, and administrative expenses.

Subsequent Events

The Company has performed a review of events subsequent to the combined balance sheet date through June 5, 2014, the date the combined financial statements were available to be issued.

NOTE 2 — INVENTORIES

Inventories consist of the following:

	March 31,	June 30,
	2014	2013

Finished Goods	$15,338,968	$14,016,142
Less Excess of Current Cost Over LIFO Cost	3,755,137	3,770,266
	$11,583,831	$10,245,876

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

March 31, 2014 (Reviewed) and March 31, 2013 (Reviewed) and June 30, 2013 (Audited)

NOTE 3 — PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	March 31,	June 30,
	2014	2013

Leasehold Improvements	$1,013,384	$934,279
Furniture and Fixtures	345,632	426,121
Equipment and Automobiles	358,289	496,837
Computer, Hardware, Software, and Telecommunications	1,605,837	1,988,916
	3,323,142	3,846,153
Less Accumulated Depreciation	1,974,407	2,383,580
	$1,348,735	$1,462,573

NOTE 4 — INTANGIBLE ASSETS

Intangible assets consist of the following:

	March 31,	June 30,
	2014	2013

Acquired Supplier Agreements	$1,158,000	$1,181,000
Goodwill	9,330,468	9,330,468
	$10,488,468	$10,511,468

During the nine months ended March 31, 2014 and 2013, as a result of no longer using certain suppliers, the Company determined that the estimated fair value of the acquired supplier agreements is less than its carrying amount and, accordingly, recognized an impairment loss of $23,000 and $275,000, respectively.  The fair value of the acquired supplier agreements was estimated based on the present value of expected future cash flows from the related agreements.  The impairment loss is included in other income (expense).

NOTE 5 — NOTE PAYABLE TO BANK

In December 2012, Archway entered into a banking agreement which consists of a $20,000,000 Credit Facility with $30,000,000 in uncommitted Accordion Feature for a maximum borrowing of up to $50,000,000.  The Credit Facility is unsecured, until the Consolidated Senior Debt to EBITDA ratio exceeds 2:1 at which time all tangible and intangible property becomes collateral.  The Credit Facility is not subject to a borrowing base.  As borrowing exceeds $20,000,000 per the Accordion Feature, the Credit Facility is then subject to a collateral provision on all tangible and intangible property and is subject to a borrowing base determined by a percentage of eligible accounts receivable and inventories.  The line of credit is subject to loan agreements which contain covenants and restrictions which, among other things, require Archway to meet certain financial criteria.  The Company had borrowings of $10,000,000 and $-0- as of the periods ended March 31, 2014 and June 30, 2013, respectively.

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

March 31, 2014 (Reviewed) and March 31, 2013 (Reviewed) and June 30, 2013 (Audited)

NOTE 5 — NOTE PAYABLE TO BANK (Continued)

The note is due December 2015, with interest payable monthly at 30 day LIBOR plus an applicable margin based on the most recent quarterly senior leverage ratio.  The applicable margin ranges from 1.0% to 1.5%.

The 30 day LIBOR was 0.15% and 0.19% at March 31, 2014 and June 30, 2013, respectively.

NOTE 6 — DEFERRED COMPENSATION

At June 30, 2013, the Company was the owner and beneficiary of life insurance policies on certain employees.  Upon retirement, certain employees were entitled to the cash surrender values of those policies.  During the nine months ended March 31, 2014, the Company satisfied their deferred compensation obligation through the transfer of these policies from the Company to the insured employees.  Total liability recorded for the deferred compensation at March 31, 2014 and June 30, 2013 was $-0- and $127,025, respectively.

NOTE 7 — INCOME TAXES

Income tax expense (benefit) consists of the following:

	Nine Months Ended March 31,
	2014	2013

Current	$2,469,463	$2,872,096
Deferred	115,578	161,909
	$2,585,041	$3,034,005

Reconciliation of income taxes computed at the federal statutory rate and the income tax expense is as follows:

	Nine Months Ended March 31,
	2014	2013

Income Taxes at Statutory Rate	$2,360,561	$2,994,737
State Taxes, Net of Federal Tax Benefit	212,884	329,277
Nondeductible Meals and Entertainment Expense	60,972	60,009
Pass-Through Partnership Income	(196,511)	(237,036)
Other	147,135	(112,982)
	$2,585,041	$3,034,005

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

March 31, 2014 (Reviewed) and March 31, 2013 (Reviewed) and June 30, 2013 (Audited)

NOTE 7 — INCOME TAXES (Continued)

Deferred income taxes consisting of gross assets of $111,810 ($159,753 at June 30, 2013) and gross liabilities of $1,108,890 ($1,041,255 at June 30, 2013) are reflected in the combined financial statements as follows:

	March 31,	June 30,
	2014	2013
Current
Allowance for bad debt	$15,344	$48,750
Inventory capitalization	75,246	78,676
Accrued compensation	—	8,745
Prepaid expense	(53,823)	(95,345)
Other	21,220	23,582
	57,987	64,408
Long-Term
Depreciation	(307,792)	(372,838)
Amortization	(747,275)	(573,072)
	(1,055,067)	(945,910)
Deferred Income Taxes	$(997,080)	$(881,502)

NOTE 8 — OPERATING LEASES

In January 2013, the Company entered into new leases for certain office and warehouse facilities from entities owned by two of the principal beneficial owners of the Company under noncancelable operating leases expiring in 2018.  The Company generally pays for all utilities and insurance.  The leases are subject to escalation clauses based on the Consumer Price Index.

The Company also leases office and warehouse facilities under noncancelable operating leases from third parties which expire at various dates through 2018.  The Company pays for all utilities, insurance and real estate taxes.  Certain leases are subject to escalation clauses and annual adjustments based on the Consumer Price Index.

Total future minimum lease payments are as follows:

Year Ending
June 30,	Related Parties	Third Party	Total

2014	$121,740	$55,470	$177,210
2015	486,960	190,262	677,222
2016	486,960	152,227	639,187
2017	486,960	97,712	584,672
2018	486,960	79,796	566,756
Thereafter	243,480	—	243,480
	$2,313,060	$575,467	$2,888,527

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

March 31, 2014 (Reviewed) and March 31, 2013 (Reviewed) and June 30, 2013 (Audited)

NOTE 8 — OPERATING LEASES (Continued)

Total rent expense was approximately $582,000 and $535,000 for the periods ended March 31, 2014 and 2013, respectively, of which approximately $365,000 and $360,315 was paid to related parties for the periods ended March 31, 2014 and 2013, respectively.

NOTE 9 — EMPLOYEE BENEFIT PLANS

The Company has a profit sharing plan which includes a Section 401(k) Savings Plan which covers substantially all employees.  Contributions to the plan are at the discretion of the Company’s Board of Directors.  The cost of this plan was $564,414 and $508,555 for the nine months ended March 31, 2014 and 2013, respectively.

NOTE 10 — CASH FLOWS

Supplemental disclosures of cash flows information is as follows:

	Nine Months Ended March 31,
	2014	2013

Interest Paid	$20	$42,693
Income Taxes Paid	$1,592,139	$2,275,551
Noncash Financing Activities
Other assets distributed for deferred compensation obligation	$127,025	$—

NOTE 11 — SUBSEQUENT EVENTS

In April 2014, the Company was acquired by a subsidiary of Nexeo Solutions.

In April 2014, the Company paid employee bonuses of approximately $10.1 million that were contingent on the Company being acquired by Nexeo Solutions.  In addition, the Company paid incurred transaction fees of $2.0 million that were contingent on the sale.